UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

Cowen Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The following is a letter Cowen Inc. sent to clients on August 2, 2022 in connection with the proposed business combination between Cowen Inc. and The Toronto-Dominion Bank.

 SUBJECT LINE:  The Toronto-Dominion Bank (“TD”) and Cowen Inc (“Cowen”) Announce a Definitive Agreement for TD to Acquire Cowen

OFFICE OF JEFFERY M. SOLOMON
ANNOUNCEMENT

To our valued clients:

I have some very exciting news to share with you.

This morning we announced an agreement to combine our firm with TD Securities, the investment bank of TD Bank Group, in an all-cash deal at $39.00 per share or an aggregate equity value of US$1.3 billion and an enterprise value of $1.9 billion. $39.00 per share represents a premium of 62.2% to the closing price of Cowen stock of $24.04 on July 1, 2022.

Please refer to our press release [Link to Press Release dated August 2, 2022, previously filed here] for more important information regarding the transaction.

When TD approached us with this idea, it was not something we were actively pursing.  However, it was clear even in our first conversations that TD had done their work and understood what makes Cowen such a special place.  President and CEO, TD Securities and Group Head, Wholesale Banking TD Bank Group, Riaz Ahmed, was truly impressed by our differentiated culture and commitment to outperform on behalf of our clients—the core elements of our success.

TD Securities recognizes and shares the importance of our entrepreneurial, values-based and client-focused ethos.  They are buying us as a catalyst for growth globally in research, banking and markets to complement their already meaningful market share in other businesses that are complementary to what we do.   Most importantly, during our discussions, we learned that TD shares our cultural pillars of Vision, Empathy, Sustainability and Tenacious Teamwork.

This transaction is happening at a time of strength for Cowen, across all our businesses. By joining TD, we believe we will be able to leverage our unique strengths – as an organization and a platform – in an even bigger way for the benefit of our clients as well as theirs

TD is particularly attracted to Cowen because of our:

●
Best-in-class U.S. headquartered equity sales, trading and execution capabilities including a top-tier algorithmic trading operation across multiple venues along with our growing non-U.S. execution business;

●	Strong, diversified investment banking business and deep relationships with corporate and financial sponsor clients across important growth verticals;

●
Top 10 U.S. centric investment research platform that is one of the largest and most diverse in the industry, covering 985 securities and 45% of the S&P 500, supported by strong policy, ESG and thematic research; and

●	Valuable, unique alternative investment management business.

TD has a leading position in the Canadian market and has been building a successful franchise in the U.S. This combination is a game-changer for both of us.  With approximately 5,000 employees, the majority of whom are based in Canada, TD Securities displays many of the nimble and entrepreneurial traits that define Cowen. Combined, we will be an investment bank with more than 6,500 people. We see a lot of opportunity to leverage TD’s existing FICC business, equity derivatives platform, leveraged lending capability, North American corporate lending, and Canadian investment banking franchise on behalf of our clients and they see ways to leverage our capabilities on behalf of their clients. Together, we will add more resources to these shared strengths in order to continue our collective growth.

After closing of the transaction, our combined business will operate as TD Cowen on a fully integrated basis with TD Securities.  I will continue to lead TD Cowen and join the senior leadership team at TD Securities reporting to Riaz Ahmed, President and CEO, TD Securities and Group Head, Wholesale Banking TD Bank Group.  We expect the transaction to close in early 2023.  Until then, Cowen and TD Securities will continue to operate as separate, independent companies.

At this momentous moment in Cowen’s 100+ year history, I would be remiss if I did not thank you for your support and partnership over the years. Every day, all 1,700 Cowen colleagues strive to outperform—bringing the best of themselves in all they do. We appreciate you and your colleagues and look forward to serving you in ever more meaningful ways in the months and years to come.

Should you have any questions, please don’t hesitate to contact us.  We value our relationship with you, which we express in our commitment to outperform—helping you pursue your goals for greater success.

Best regards,

Jeff

COWEN

Jeffrey M. Solomon
Chair and Chief Executive Officer

Cowen Inc.
599 Lexington Ave., 20th floor
New York, NY 10022
T 212 845 7917
jeffrey.solomon@cowen.com
www.cowen.com

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between Cowen Inc. (the “Company”) and The Toronto-Dominion Bank (“TD”).  In connection with the proposed transaction, the Company intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) in preliminary and definitive form, and the Company will mail the definitive Proxy Statement to its stockholders and file other documents regarding the proposed transaction with the SEC.  HOLDERS OF COMMON STOCK OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Proxy Statement and other relevant materials (when they become available) and any other documents filed or furnished by the Company with the SEC may be obtained free of charge at the SEC’s web site (http://www.sec.gov), through the Company’s Investor Relations page (http://www.cowen.com/investor-relations), or by writing to Cowen Inc., Attn: Owen Littman at 599 Lexington Avenue, New York, NY, 10022 or at Owen.Littman@cowen.com.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of shares of the Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2022 Annual Meeting of Stockholders, which was filed with the SEC on May 27, 2022. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such 2022 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC.

Additional information concerning the interests of the Company’s participants in the solicitation will be set forth in the Proxy Statement (when available). Investors may obtain additional information regarding the interests of such participants by reading the Proxy Statement. You may obtain free copies of these documents using the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

This communication contains certain forward-looking statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify these statements by forward-looking terms such as “may,” “might,” “will,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “possible,” “potential,” “intend,” “seek” or “continue,” the negative of these terms and other comparable terminology or similar expressions.

These forward-looking statements represent only the Company’s beliefs regarding future events (many of which, by their nature, are inherently uncertain and beyond the Company’s control) and are predictions only, based on the Company’s current expectations and projections about future events.  There are important factors that could cause the Company’s actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, among others:

●	the parties’ ability to consummate the proposed transaction in within the expected time-frame or at all;

●
the satisfaction or waiver of the conditions to the completion of the proposed transaction, including the receipt of the required approval of the Company’s stockholders with respect to the proposed transaction and the receipt of regulatory clearances required to consummate the proposed transaction, in each case, on the terms expected or on the anticipated schedule;

●	the risk that the parties may be unable to achieve the anticipated benefits of the proposed transaction within the expected time-frames or at all;

●	the possibility that competing offers or acquisition proposals for the Company will be made;

●	the occurrence of any event that could give rise to the termination of the proposed transaction, including in circumstances which would require the Company to pay a termination fee;

●
the effect of the announcement or pendency of the proposed transaction on the Company’s ability to retain and hire key personnel and its ability to maintain relationships with its customers, clients, vendors and others with whom it does business;

●	risks related to diverting management’s attention from the Company’s ongoing business operations; and

●	the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability and may delay the proposed transaction.

In particular, you should consider the risks outlined under Item 1A - “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and subsequent reports the Company has filed with the SEC.  Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, level of activity, performance or achievements.  Moreover, none of the Company or any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements.  You should not rely upon forward-looking statements as predictions of future events.  These forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any of these forward-looking statements after the date they are made except to the extent required by applicable law.  Further disclosures that the Company makes on related subjects in additional filings with the SEC should be consulted.

© 2022, COWEN INC., ALL RIGHTS RESERVED.
COWEN AND COMPANY, LLC: MEMBER FINRA, NYSE, NFA AND SIPC
ATM EXECUTION LLC: MEMBER FINRA, NYSE AND SIPC
WESTMINSTER RESEARCH ASSOCIATES LLC: MEMBER FINRA AND SIPC
COWEN INTERNATIONAL LIMITED AND COWEN EXECUTION SERVICES LIMITED: AUTHORIZED AND REGULATED BY THE FCA